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                                                             EXHIBIT 99.01

REVOCABLE PROXY

                               COMMON STOCK

                   DAVIS WATER & WASTE INDUSTRIES, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF
                              SHAREHOLDERS.

  The undersigned hereby appoints R. Doyle White and Stan White, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Davis Water & Waste Industries, Inc. (the "Company") which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Company, to be held at the Company's headquarters at 1820 Metcalf Avenue, Thomasville, Georgia on Friday, August 23, 1996 at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of June 10, 1996, as amended (the "Merger Agreement"), among United States Filter Corporation, a Delaware corporation ("U.S. Filter"), USF/DWW Acquisition Corporation, a newly formed Delaware corporation and a wholly owned subsidiary of U.S. Filter ("Sub"), and the Company, and the transactions contemplated thereby, including the merger of Sub with and into the Company, pursuant to which, among other things, the Company will become a wholly owned subsidiary of U.S. Filter, and each outstanding share of Common Stock of the Company will be converted into the right to receive
   1.3995 shares of U.S. Filter Common Stock, subject to adjustment as provided in the Merger Agreement.

                   [_] FOR   [_] AGAINST   [_] ABSTAIN

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                ENVELOPE.

          (Continued and to be dated and signed on reverse side)
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                       (Continued from other side)

PROXY-SOLICITED BY THE BOARD OF DIRECTORS

  THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSAL.

  If the undersigned elects to withdraw this proxy card on or before the time of the Special Meeting or any adjournments thereof and notifies the Secretary of the Company at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Special Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date, July 22, 1996.

                                Date:                         , 1996
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                                                Signature

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                                    Signature, if shares held jointly

                                Do you plan to attend the Special
                                Meeting?  YES [_] NO [_]

                                  Please mark, date and sign exactly as your
                                name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.